Exhibit 8.2

Advocaten Notarissen Belastingadviseurs

To Akzo Nobel N.V. (the “Issuer”) Christian Neefestraat 2 1077 WW Amsterdam The Netherlands		Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 27 May 2026	Henk van Ravenhorst E henk.vanravenhorst@debrauw.com
Our ref. M7110026/1/20777973	T +31 20 577 1933 (direct) T +31 20 577 1654 (secretary)

Re: De Brauw Blackstone Westbroek N.V. Tax Opinion

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V. (“De Brauw”), act as Dutch tax adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch tax advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances.

This opinion is limited to its date.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	FACTUAL RESEARCH

We have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the text of the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of the Merger Agreement.

(c)	A copy of the Merger Agreement Amendment.

4	ASSUMPTIONS

We have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	The Transaction will be completed in accordance with the terms of the Merger Agreement and as described in the Registration Statement.

(c)

The statements concerning the Transaction and legal structure thereof as set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time.

(d)	The parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement.

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualification set out in paragraph 6, any matters not disclosed to us in the context of this opinion and to the exceptions, limitations, exclusions and qualifications set forth in the Section of the Registration Statement entitled “Material Dutch Tax Consequences”, we are of the opinion that:

(a)

an Axalta shareholder will not be subject to Dutch dividend withholding tax with respect to the exchange of Axalta common shares for the Registration Shares (including any cash received as a result of the sale of an Axalta shareholders’ fractional entitlement to Registration Shares);

2/8

(b)

an Axalta shareholder will not be subject to Dutch taxes on income or capital gains by reason only of the exchange of Axalta common shares for the Registration Shares (including any cash received as a result of the sale of an Axalta shareholders’ fractional entitlement to Registration Shares); and

(c)

no other Dutch taxes, including taxes of a documentary nature, such as capital tax, stamp or registration tax or duty and transfer taxes, are payable by or on behalf of an Axalta shareholder by reason only of the exchange of Axalta common shares for the Registration Shares, or the delivery of the Registration Shares.

6	QUALIFICATIONS

The opinion expressed in paragraph 5(b) above does not extend to, and no opinion is expressed in respect of:

(a)

Axalta shareholders who have a nexus with the Netherlands for Dutch tax purposes. In particular, no opinion is expressed in respect of the Dutch income or capital gains tax consequences of the exchange of Axalta common shares for Registration Shares (including any cash received as a result of the sale of an Axalta shareholder’s fractional entitlement to Registration Shares) for any of the following categories of Axalta shareholders:

(i)	Axalta shareholders who have a nexus with the Netherlands for Dutch tax purposes, including shareholders who are:

(A)	resident or deemed resident in the Netherlands for Dutch income tax or Dutch corporate income tax purposes, or who have opted to be (partially) treated as such;

(B)

deriving profits from an enterprise carried on (fully or partly) through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in the Netherlands to which the Axalta common shares are attributable;

(C)	individuals deriving benefits from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands and to which activities the Axalta common shares are attributable; or

(D)

entitled, other than by way of securities, to a share in the profits of, or a co-entitlement to the net worth of, an enterprise effectively managed in the Netherlands to which the Axalta common shares are attributable;

3/8

(ii)

Axalta shareholders who are individuals and such individual’s income or capital gains derived from the Axalta common shares are attributable to employment activities, the income from which is taxable in the Netherlands; and

(iii)

Axalta shareholders who hold, or are deemed to hold, a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in Axalta within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001); and

(b)

any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024), being the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration Statement and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the section of the Registration Statement entitled “Dutch Tax Consequences of the Transaction”.

4/8

The previous sentence is no admission from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[signature page follows]

5/8

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Henk van Ravenhorst
Henk van Ravenhorst Partner, acting as party adviser (partijadviseur) for the Issuer

6/8

Annex 1 – Definitions

In this opinion:

“Axalta” means Axalta Coating Systems Ltd., incorporated in Bermuda, with its principal offices at 1050 Constitution Avenue, Philadelphia, PA 19112, United States of America;

“Axalta Shareholder” means a holder of Axalta common shares;

“De Brauw” means De Brauw Blackstone Westbroek N.V.;

“Dutch law” means the law directly applicable in the Netherlands;

“Effective Time” means the time that the certificate of merger is issued by the Bermuda Registrar of Companies, or such other time and date as shall be set forth in the certificate of merger;

“Issuer” means Akzo Nobel N.V., with seat in Amsterdam, the Netherlands, Trade Register number 09007809;

“Merger Agreement” means the merger agreement between Axalta and the Issuer, dated 18 November 2025 (as amended by the Merger Agreement Amendment);

“Merger Agreement Amendment” means the Amendment No. 1 to the Merger Agreement, dated as of 27 May 2026, by and between the Issuer and Axalta;

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act;

“Registration Shares” means the ordinary shares (gewone aandelen) in the capital of the Issuer to be issued in relation to the Transaction and to be registered with the SEC pursuant to the Registration;

“Registration Statement” means the registration statement on Form F-4 for the Registration originally filed by the Issuer with the SEC on 27 May 2026, as amended as of its effective date, under the Securities Act (excluding any documents incorporated by reference in it and any exhibits to it);

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

7/8

“the Netherlands” means the European part of the Netherlands; and

“Transaction” means the proposed combination of Axalta and the Issuer in an all-share merger of equals in accordance with the Merger Agreement.

8/8